UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 941-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, at the 2026 Annual Meeting of Stockholders of Aethlon Medical, Inc. (the "Company") held on October 1, 2026, the Company's stockholders approved an amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of the Company's common stock, par value $0.001 per share, from 20,000,000 shares to 200,000,000 shares (the "Articles Amendment").

The Articles Amendment was filed with the Secretary of State of the State of Nevada and became effective on October 7, 2026, and amends Article V of the Company’s Articles of Incorporation to authorize an aggregate of 200,000,000 shares of common stock, par value $0.001 per share.

A copy of the Articles Amendment is filed herewith as Exhibit 3.1 and incorporated herein by reference. The foregoing summary of the Articles Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Articles of Incorporation of Aethlon Medical, Inc., as filed with the Secretary of State of the State of Nevada on October 7, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2026	AETHLON MEDICAL, INC.

	By:	/s/ James B. Frakes
	Name: Title:	James B. Frakes Chief Executive Officer and Chief Financial Officer

3